EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 1996 appearing on page F-1 of Bell Microproducts Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
San Jose, California
August 26, 1996